                                                        EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-3 (File No. 333-6707) of our report dated January 24, 1996, except for Note 20 as to which the date is March 27, 1996, on our audits of the consolidated financial statements of BancFirst Ohio Corp. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the references to our firm under the captions "Selected Consolidated Financial Data of the Company" and "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
                                        ------------------------------
                                            COOPERS & LYBRAND L.L.P.

Columbus, Ohio
July 25, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 (File
No. 333-6707) of our report dated January 26, 1996, on our audits of the consolidated financial statements of County Savings Bank (a wholly-owned subsidiary of First Financial Group, Inc.) as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the references to our firm under the captions "Selected Consolidated Financial Data of County" and "Experts."

                                /s/ Coopers & Lybrand L.L.P.
                                ---------------------------------
                                COOPERS & LYBRAND L.L.P.

Columbus, Ohio
July 25, 1996